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                                                                Exhibit (h)(iii)

                                     DELEGATION AMENDMENT


July 15, 2003


Legg Mason Mutual Funds
Marie Karpinski
100 Light Street
Baltimore, Maryland 21202

Dear Ms. Karpinski

Each of the investment companies set forth below, including each series thereof (collectively, the "Fund") and State Street Bank and Trust Company (the "Transfer Agent") are parties to Transfer Agency and Service Agreements (the "Agreement(s)") under which the Transfer Agent performs certain transfer agency and/or record-keeping services for the Fund. A list of the Agreements is attached to this Delegation Amendment as Schedule X.

In connection with the enactment of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the "USA PATRIOT Act"), the Fund has requested and the Transfer Agent has agreed to amend the Agreements as of the date hereof in the manner set forth below:

WHEREAS, the USA PATRIOT Act imposes new anti-money laundering requirements on financial institutions, including investment companies;

WHEREAS, the Fund recognizes the importance of complying with the USA PATRIOT Act and the Fund has developed and implemented a written anti-money laundering program, which is designed to satisfy the requirements of the USA PATRIOT Act, (the "Fund's Program");

WHEREAS, the USA PATRIOT Act authorizes a the Fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the Fund's Program; and

WHEREAS, the Fund desires to delegate to the Transfer Agent the implementation and operation of certain aspects of the Fund's Program and the Transfer Agent desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.    Delegation; Duties

  1.1 The Fund hereby delegates to the Transfer Agent those aspects of the Fund's Program that are set forth on Exhibit A, attached hereto. The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.

  1.2 The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information in accordance with the terms and conditions of the Agreement. The parties expressly agree that the Transfer Agent shall not be responsible for performing the delegated duties with respect to the ownership of shares held in shareholder accounts that are established by Legg Mason Wood Walker, Incorporated ("Legg Mason"), the principal underwriter for the Fund, on Legg Mason's books and records ("Legg Mason Broker Controlled Accounts").

2.    Consent to Examination

  2.1 In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the Fund's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby: (i) agrees to maintain any records required by the USA PATRIOT Act in connection with its performance of the duties set forth on Exhibit A; and
      (ii) consents to examination and/or inspection by federal regulators in order that the regulators may evaluate the Funds' compliance with the Fund's Program, and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

3.    Limitation on Delegation.

  3.1 The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those aspects of the Fund's Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Fund's Program or for the overall compliance by the Fund with the USA PATRIOT Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

4.    Expenses.

  4.1 In consideration of the performance of the foregoing duties, the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties. Currently there are annual fees of $0.15/domestic account and $0.20/foreign account with a $200/month minimum. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement. Fees shall not be payable with respect to Legg Mason Broker Controlled Accounts.

5.    Miscellaneous.

  5.1 In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

  5.2 Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

  5.3 This Delegation Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                             STATE STREET BANK AND TRUST COMPANY


      /s/ Sharon L. Freyer                By:  /s/ Joseph L. Hooley
---------------------------------         -----------------------------------
                                          Joseph L. Hooley, Executive Vice
                                            President
Name:     Sharon L. Freyer
     ----------------------------

Title:     VP & Sr Counsel
      ---------------------------

WITNESSED BY:                             LEGG MASON CASH RESERVE TRUST
                                          LEGG MASON INCOME TRUST, INC.
                                          LEGG MASON TAX-EXEMPT TRUST, INC.
        Marc R. Duffy                     LEGG MASON TAX-FREE INCOME FUND
---------------------------------         LEGG MASON FOCUS TRUST, INC.
                                          LEGG MASON GLOBAL TRUST, INC.
                                          LEGG MASON INVESTORS TRUST, INC.
Name:   Marc R. Duffy                     LEGG MASON LIGHT STREET TRUST, INC.
      ---------------------------         LEGG MASON VALUE TRUST, INC.
                                          LEGG MASON SPECIAL INVESTMENT
                                            TRUST, INC.
Title:  Vice President and Secretary      LEGG MASON INVESTMENT TRUST, INC.
       --------------------------------   LEGG MASON CHARLES STREET TRUST, INC.




                                          By:    /s/ Marie Karpinski
                                             --------------------------------
                                             Marie Karpinski, Vice President

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

                                    EXHIBIT A

                               o DELEGATED DUTIES

                               Date: July 15, 2003


With respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

o Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

o     Submit special payee checks through the OFAC database.

o Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

o Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

o     Review accounts with small balances followed by large purchases.

o Review accounts with frequent activity within a specified date range followed by a large redemption.

o On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

o Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

o     Monitor  and  track  cash   equivalents   under   $10,000  for  a  rolling
      twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

o Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

o Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

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

                                    EXHIBIT A

                                DELEGATED DUTIES

                               Date: July 15, 2003
                                   (continued)


o (i) Verify the identity of any person seeking to open an account with the Fund, (ii) Maintain records of the information used to verify the person's identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency.

In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund unless prohibited by applicable Law.








LEGG MASON CASH RESERVE TRUST
LEGG MASON INCOME TRUST, INC.
LEGG MASON TAX-EXEMPT TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND
LEGG MASON FOCUS TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.
LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT
TRUST, INC.
LEGG MASON INVESTMENT TRUST, INC.
LEGG MASON CHARLES STREET TRUST,
INC.                                        STATE STREET BANK AND TRUST
                                            COMPANY



By:    Marie Karpinski                      By:    Joseph L. Hooley
    --------------------------------            --------------------------------
    Marie Karpinski, Vice President            Joseph L. Hooley, Executive  Vice
                                               President

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

                                   SCHEDULE X


1. Transfer Agency and Service Agreement between Legg Mason Cash Reserve Trust and State Street Bank and Trust Company dated as of August 1, 1990.

2. Transfer Agency and Service Agreement between Legg Mason Income Trust, Inc. and State Street Bank and Trust Company dated as of June 19, 1987.

3. Transfer Agency and Service Agreement between Legg Mason Tax-Exempt Trust, Inc. and State Street Bank and Trust Company dated as of December 31, 1991.

4. Transfer Agency and Service Agreement between Legg Mason Tax-Free Income Fund and State Street Bank and Trust Company dated as of July 9, 1991.

5. Transfer Agency and Service Agreement between Legg Mason Value Trust, Inc. and State Street Bank and Trust Company dated April 16, 1982.

6.    Transfer  Agency  and  Service   Agreement   between  Legg  Mason  Special
Investment Trust, Inc. and State Street Bank and Trust Company dated December 20, 1985.

7. Transfer Agency and Service Agreement between Legg Mason Focus Trust, Inc. and State Street Bank and Trust Company dated August 1, 1998.

8. Transfer Agency and Service Agreement between Legg Mason Global Trust, Inc. and State Street Bank and Trust Company dated May 15, 1993.

9. Transfer Agency and Service Agreement between Legg Mason Investors Trust, Inc. and State Street Bank and Trust Company dated September 1, 1993.

10. Transfer Agency and Service Agreement between Legg Mason Light Street Trust, Inc. and State Street Bank and Trust Company dated November 10, 1998.

11. Transfer Agency and Service Agreement between Legg Mason Investment Trust, Inc. and State Street Bank and Trust Company dated December 30, 1999.

12. Transfer Agency and Service Agreement between Legg Mason Charles Street Trust, Inc. and State Street Bank and Trust Company dated August 13, 1998.

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